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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File No. 333-03307 and File No. 333-28849) and Form S-8 (File No. 333-194211) of RFS Hotel Investors, Inc. of our report dated February 7, 2002, except for Note 10 as to which the date is February 26, 2002, relating to the financial statements, which appear in the RFS Hotel Investors, Inc. Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated February 7, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Dallas, Texas
March 14, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS